UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2025

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 773-5601, ext. 133773

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BHLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 21, 2025, the 2025 Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. (the “Company”) was duly held as a virtual meeting at 10:00 a.m., Eastern time (the “Annual Meeting”).  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to SEC Rule 424(b)(3) on April 8, 2025.

At the Annual Meeting, 41,438,641 shares of the Company’s common stock were present or represented by proxy, constituting a quorum of the 46,378,257 outstanding shares eligible to vote for the transaction of business. All proposals were approved and the final results of the stockholder votes are shown below. There was no other business transacted at the Annual Meeting.

Proposal 1 – Approval of the issuance of Berkshire common stock to holders of Brookline Bancorp, Inc. (“Brookline”) common stock pursuant to the Agreement and Plan of Merger, dated as of December 16, 2024, by and among Berkshire Hills Bancorp, Inc., Commerce Acquisition Sub, Inc., and Brookline Bancorp, Inc. pursuant to which Commerce Acquisition Sub, Inc. will merge with and into Brookline (the “Merger”), with Brookline surviving the Merger, immediately followed by the merger of Brookline with and into Berkshire (the “Holdco Merger”), with Berkshire surviving the Holdco Merger.

The stockholders approved the issuance of Berkshire common stock to holders of Brookline Bancorp, Inc. The results of the stockholder vote on Proposal 1 were as follows:

For	Against	Abstain	Broker Non-Votes
35,906,219	593,278	66,409	4,872,735

Proposal 2 – Approval of an amendment to Berkshire’s Certificate of Incorporation to increase the number of authorized shares of common stock of the surviving corporation.

The stockholders approved the amendment to Berkshire’s Certificate of Incorporation to increase the number of authorized shares of common stock of the surviving corporation. The results of the stockholder vote on Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
35,611,170	887,798	66,938	4,872,735

Proposal 3 – Approval of the Berkshire Hills Bancorp, Inc. 2025 Stock Option and Incentive Plan.

The stockholders approved the Berkshire Hills Bancorp, Inc. 2025 Stock Option and Incentive Plan. The results of the stockholder vote on Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
34,172,859	2,347,748	45,299	4,872,735

Proposal 4 – Election of Directors.

The stockholders elected each nominee to serve as a director of the Company for a term of one year. The results of the stockholder vote on Proposal 4 were as follows:

	For	Withheld	Broker Non-Votes
David M. Brunelle	35,812,803	753,103	4,872,735
Mary Anne Callahan	36,147,117	418,789	4,872,735
Nina A. Charnley	36,176,975	388,931	4,872,735
Mihir A. Desai	36,106,558	459,348	4,872,735
William H. Hughes III	35,824,302	741,604	4,872,735
Sylvia Maxfield	35,786,535	779,371	4,872,735
Nitin J. Mhatre	36,021,019	544,887	4,872,735
Karyn Polito	36,133,386	432,520	4,872,735
Eric S. Rosengren	36,177,578	388,328	4,872,735

Proposal 5 – An advisory vote on the Company’s executive compensation practices.

The stockholders gave advisory approval of the compensation of the Company’s named executive officers as disclosed in the Joint Proxy Statement/Prospectus. The results of the stockholder vote on Proposal 5 were as follows:

For	Against	Abstain	Broker Non-Votes
35,579,920	883,027	102,959	4,872,735

Proposal 6 – Ratification of the appointment of the Company’s Independent Registered Public Accounting Firm for fiscal year 2025.

The stockholders ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2025. The results of the stockholder vote on Proposal 6 were as follows:

For	Against	Abstain	Broker Non-Votes
40,931,017	350,738	156,886	—

Proposal 7 – Adjournment of the Berkshire Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the Berkshire Share Issuance Proposal, the Berkshire Certificate of Incorporation Amendment Proposal or the Berkshire Equity Plan Proposal.

The stockholders approved the adjournment of the Berkshire Annual Meeting to a later date or dates. The results of the stockholder vote on Proposal 7 were as follows:

For	Against	Abstain	Broker Non-Votes
40,242,701	1,150,322	45,618	—

Although the adjournment proposal was approved, the adjournment of the Annual Meeting was not necessary because the Company’s stockholders approved Proposals 1, 2 and 3.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No. Description

104.1 Cover Page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.

DATE: May 22, 2025	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott Senior Executive Vice President, General Counsel and Corporate Secretary